(UNOFFICIAL TRANSLATION)

Certificate of Constitution

Business Corporations Act (CQLR, chapter S-31.1)

I certify that the corporation

MÉDICAL STARPAX INC.

and its version

STARPAX MEDICAL INC.

was constituted under the Business Corporations Act on December 19, 2017.

Filed in the register on December 20, 2017 under
Quebec enterprise number 1173312340.

[signed] Illegible
Enterprise Registrar

[SEAL]
Enterprise Registrar
Québec

Enterprise Registrar
Québec

Articles of Constitution

Business Corporations Act, CQLR, chapter S-31.1

1 Name of the corporation

MÉDICAL STARPAX INC.

Version(s) of the name of the corporation in a language other than French, if any

STARPAX MEDICAL INC.

2 Share capital

Schedule 1 - Description of the share capital - Starpax (A & B identical)

3 Restrictions on transfers of securities or shares, if any

Schedule 2 - Restrictions on transfers - Starpax

4 Number of directors

Fixed number
or
Minimum number 1 Maximum number 10

5 Restrictions on business activities, if any

6 Other provisions, if any

7 Date and time to be ascribed to the certificate, if any

Date Time

8 Founders

Family name and first name of the founder **or** name of the legal person acting as such

Dozois, Pierre Full address

4754 Roslyn Avenue, Montreal, Québec, H3W2L2, Canada

Constituting act (title and exact reference) of the founding legal person

Name of the person authorized by the legal person

Electronic signature of

Pierre Dozois

For use by the department

Reference number of the application: 020200054760243
Quebec enterprise number (NEQ): 1173312340
Designating number:

SCHEDULE 1

Description of the share capital

The share capital of the corporation shall be comprised of an unlimited number of class "A" and class "B" common shares, all without par value, having the respective rights and restrictions set out below.

1 CLASS "A" COMMON SHARES

Each class "A" common share shall have the following rights and restrictions:

1.1 Dividends

Each class "A" common share shall confer upon its holder the right to receive, from the profits or surplus available for the payment of dividends, any dividend declared by the directors at their discretion, the whole on an equal ranking with the class "B" common shares.

1.2 Repayment of capital and remaining assets

Each class "A" common share shall confer upon its holder the right to share the remaining property of the corporation upon its voluntary or compulsory liquidation or dissolution, the whole on an equal ranking with the class "B" common shares.

1.3 Voting

Each class "A" common share shall confer upon its holder the right to one vote per share held and the right to attend meetings of the shareholders.

2 CLASS "B" COMMON SHARES

Each class "B" common share shall have the following rights and restrictions:

2.1 Dividends

Each class "B" common share shall confer upon its holder the right to receive, from the profits or surplus available for the payment of dividends, any dividend declared by the directors at their discretion, the whole on an equal ranking with the class "A" common shares.

2.2 Repayment of capital and remaining assets

Each class "B" common share shall confer upon its holder the right to share the remaining property of the corporation upon its voluntary or compulsory liquidation or dissolution, the whole on an equal ranking with the class "A" common shares.

2.3 Voting

Each class "B" common share shall confer upon its holder the right to one vote per share held and the right to attend meetings of the shareholders.

***

SCHEDULE 2

Restrictions on transfers

Unless the board of directors has given its authorization by means of a resolution, a holder of securities of the corporation shall not, at any time, transfer to another person the securities (other than non-convertible debt securities) of the corporation it holds, whether or not such person is a shareholder of the corporation. The directors of the corporation may, among other things, at their sole discretion, decide not to authorize a transfer of securities that would result in the corporation no longer being a "private issuer" within the meaning of securities laws or regulations.

* * *

Enterprise Registrar
Québec

Notice of address of head office and list of directors

Business Corporations Act, CQLR, chapter S-31.1

1 Name of the corporation

MÉDICAL STARPAX INC.

Version(s) of the name of the corporation in a language other than French, where

applicable STARPAX MEDICAL INC.

2 Address of the head office

1100 René-Lévesque Blvd. West, Suite 2500, Montreal, Québec, H3B5C9, Canada

3 List of directors

Family name and first name

DOZOIS, PIERRE

Address of domicile

4754 Roslyn Avenue, Montreal, Québec, H3W2L2, Canada

Name of the authorized person

Pierre Dozois

Electronic signature of

Pierre Dozois

For use by the department

Reference number of the application: 020200054760243
Quebec enterprise number (NEQ): 1173312340
Designating number:

Courtesy Translation

The Registraire des entreprises does not produce an English version of its forms. However, it provides translations of the content of the forms for information purposes.

Articles of Amendment

Québec enterprise number
NEQ 1 1 7 3 3 1 2 3 4 0

This form must be completed by a business corporation that wishes to amend its articles of incorporation. For more information, refer to the *Guide to Articles of Amendment* (RE-500.G-T).

1 Information about the business corporation

Name of business corporation Starpax Biopharma inc.

Versions of the name of the corporation in a language other than French, if applicable

2 Amendment of articles

2.1 Amendment to the name

New name of business corporation

New versions of the name of the corporation in a language other than French, if applicable

Designating number in lieu of a name

2.2 Other amendments

See Appendix A annexed hereto

2.3 Date and time of certificate, if applicable

Date (Y M D) Time (hour minutes)
2023, January 19

3 Correction of articles

3.1 Articles and certificate concerned by the correction

The articles of (Type of articles) deposited in the enterprise register on (Y M D) contain illegal provisions, errors or irregularities. A certificate relating to these articles was issued by the Registraire des entreprises on (Y M D) and at (hour minutes), if applicable.

3.2 Corrections requested

3.3 Rights of shareholders and creditors

Check the appropriate box(es).

- ■ The corrections will not be prejudicial to the rights of shareholders.
- ■ The corrections will not be prejudicial to the rights of creditors.
- ■ The corrections could be prejudicial to the rights of shareholders.
- ■ The corrections could be prejudicial to the rights of creditors.

4 Signature

Dozois, Pierre Last name and first name of authorized director or officer	Signature of authorized director or officer

Sign form RE-500 and return it along with the required documents and payment. Do not fax the form.

Do not use this area.

APPENDIX A

1) The Articles of Incorporation dated December 19, 2017 (the « **Articles of Incorporation** ») are amended as follows :

   a) Schedule 1 annexed to the Articles of Incorporation entitled « Description of Share Capital » is replaced by Schedule 1 annexed to the present Articles of Amendment.

   b) Schedule 2 annexed to the Articles of Incorporation entitled « Restrictions on Transfers » is repealed.

   c) The number of directors provided in Section 4 of the Articles of Incorporation are amended as follows :

      « Number of directors :

      Minimum number : 3
      Maximum number : 12 »

   d) Section 6 of the Articles of Incorporation is amended by the addition of a reference to Schedule 2 entitled « Other Provisions » and to Schedule 3 entitled « English Translation of Articles » annexed to the present Articles of Amendment.

2) Each of the issued and outstanding Class A and Class B common shares in the capital of the corporation is subdivided into five (5) Class A common shares or, as the case may be, five (5) Class B common shares.

3) Each of the issued and outstanding Class A et Class B common shares in the capital of the corporation so subdivided pursuant to the above paragraph 2) is converted into one (1) common share, the rights and restrictions of which are described in Schedule 1 annexed to the present Articles of Amendment.

***

SCHEDULE 1

Description of the Share Capital

The share capital of the corporation shall be comprised of an unlimited number of common shares, all without par value, having the rights and restrictions set out below.

1. Dividends

   Each common share shall confer upon its holder the right to receive, from the profits or surplus available for the payment of dividends, any dividend declared by the directors at their discretion.

2. Repayment of Capital and Remaining Assets

   Each common share shall confer upon its holder the right to share the remaining property of the corporation upon its voluntary or compulsory liquidation or dissolution.

3. Voting

   Each common share shall confer upon its holder the right to one vote per share held and the right to attend meetings of the shareholders.

* * *

SCHEDULE 2

Other Provisions

The directors may appoint one or more additional directors to hold office for a term expiring not later than the close of the next annual meeting, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual shareholders meeting.

* * *

Certificat de modification

Loi sur les sociétés par actions (RLRQ, chapitre S-31.1)

J'atteste que la société par actions

Starpax Biopharma inc.

a modifié ses statuts en vertu de la Loi sur les sociétés par actions pour y intégrer les modifications mentionnées dans les statuts de modification ci-joints.

Le 19 janvier 2023

Déposé au registre le 19 janvier 2023 sous le numéro d'entreprise du Québec 1173312340.

Yves Lepire

Registraire des entreprises

Registraire des entreprises Québec

Statuts de modification

Numéro d'entreprise
du Québec (NEQ) : **1173312340**

Loi sur les sociétés par actions, RLRQ, chapitre S-31.1

1 Identification de la société
Nom de la société par actions

Starpax Biopharma inc.

Version(s) du nom de la société dans une autre langue que le français, s'il y a lieu

2 Modification des statuts

2.1 Modification relative au nom
Nom de la société par actions

2.2 Autres modifications

VOIR L'ANNEXE A CI-JOINTE SEE APPENDIX A ANNEXED HERETO

2.3 Date et heure à attribuer au certificat, s'il y a lieu

Date Heure

3 Correction des statuts

4 Signature

Nom de l'administrateur ou du dirigeant autorisé

Pierre Dozois

Signature électronique de

Pierre Dozois

Réservé à l'administration

Numéro de référence de la demande : 020200097973691
Désignation numérique :

ANNEXE A

1) Les statuts de constitution datés du 19 décembre 2017 (les « **Statuts de constitution** ») sont modifiés de la façon suivante :

a) L'Annexe 1 jointe aux Statuts de constitution intitulée « Description du capital-actions » est remplacée par l'Annexe 1 jointe aux présents statuts de modification.

b) L'Annexe 2 jointe aux Statuts de constitution intitulée « Restrictions sur les transferts » est abrogée.

c) Le nombre d'administrateurs prévu à l'article 4 des Statuts de constitution est modifié de la façon suivante :

« Nombre d'administrateurs :

Nombre minimal : 3
Nombre maximal : 12 »

d) L'article 6 des Statuts de constitution est modifié par l'ajout d'une référence à l'Annexe 2 intitulée « Autres dispositions » et à l'Annexe 3 intitulée « English Translation of Articles » jointes aux présents statuts de modification.

2) Chacune des actions ordinaires de catégories A et B émise et en circulation du capital-actions de la Société est subdivisée en cinq actions ordinaires de catégorie A ou, selon le cas, en cinq actions ordinaires de catégorie B.

3) Chacune des actions ordinaires de catégories A et B émise et en circulation du capital-actions de la Société ainsi subdivisée aux termes du paragraphe 2 est convertie en une action ordinaire dont les droits et restrictions sont décrits à l'Annexe 1 jointe aux présents statuts de modification.

***

ANNEXE 1

Description du capital-actions

Le capital-actions de la société se compose d'un nombre illimité d'actions ordinaires, toutes sans valeur nominale, comportant les droits et restrictions énoncés ci-dessous.

1. Dividendes

   Chaque action ordinaire donne à son détenteur le droit de recevoir, à même les profits ou surplus disponibles pour le paiement de dividendes, tout dividende déclaré par les administrateurs, à leur discrétion.

2. Remboursement du capital et reliquat

   Chaque action ordinaire donne à son détenteur le droit de partager le reliquat des biens de la société en cas de liquidation ou de dissolution volontaire ou forcée.

3. Vote

   Chaque action ordinaire donne à son détenteur le droit de voter à raison d'un vote par action détenue et d'assister aux assemblées des actionnaires.

* * *

ANNEXE 2

Autres dispositions

Les administrateurs peuvent nommer un ou plusieurs administrateurs supplémentaires dont le mandat expire au plus tard à la clôture de la prochaine assemblée annuelle, à condition que le nombre total des administrateurs ainsi nommés n'excède pas le tiers du nombre des administrateurs élus à la dernière assemblée annuelle.

* * *

APPENDIX A

1) The Articles of Incorporation dated December 19, 2017 (the « **Articles of Incorporation** ») are amended as follows :

   a) Schedule 1 annexed to the Articles of Incorporation entitled « Description of Share Capital » is replaced by Schedule 1 annexed to the present Articles of Amendment.

   b) Schedule 2 annexed to the Articles of Incorporation entitled « Restrictions on Transfers » is repealed.

   c) The number of directors provided in Section 4 of the Articles of Incorporation are amended as follows :

      « Number of directors :

      Minimum number : 3
      Maximum number : 12 »

   d) Section 6 of the Articles of Incorporation is amended by the addition of a reference to Schedule 2 entitled « Other Provisions » and to Schedule 3 entitled « English Translation of Articles » annexed to the present Articles of Amendment.

2) Each of the issued and outstanding Class A and Class B common shares in the capital of the corporation is subdivided into five (5) Class A common shares or, as the case may be, five (5) Class B common shares.

3) Each of the issued and outstanding Class A et Class B common shares in the capital of the corporation so subdivided pursuant to the above paragraph 2) is converted into one (1) common share, the rights and restrictions of which are described in Schedule 1 annexed to the present Articles of Amendment.

***

SCHEDULE 1

Description of the Share Capital

The share capital of the corporation shall be comprised of an unlimited number of common shares, all without par value, having the rights and restrictions set out below.

1. Dividends

   Each common share shall confer upon its holder the right to receive, from the profits or surplus available for the payment of dividends, any dividend declared by the directors at their discretion.

2. Repayment of Capital and Remaining Assets

   Each common share shall confer upon its holder the right to share the remaining property of the corporation upon its voluntary or compulsory liquidation or dissolution.

3. Voting

   Each common share shall confer upon its holder the right to one vote per share held and the right to attend meetings of the shareholders.

* * *

SCHEDULE 2

Other Provisions

The directors may appoint one or more additional directors to hold office for a term expiring not later than the close of the next annual meeting, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual shareholders meeting.

* * *